UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2010 (April 5, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 5, 2010, an explosion occurred at the Upper Big Branch mine in Montcoal, West Virginia, operated by our subsidiary, Performance Coal Company. The explosion resulted in 25 fatalities as of the date of this Current Report on Form 8-K (“Form 8-K”).

We are deeply saddened by the loss of these valued members and are actively working with state and federal regulators to investigate and identify the causes of the explosion. Efforts also are underway to assess the damage caused by the explosion and the impact on our operations.

On April 5, 6 and 7, 2010, we published press releases relating to the explosion and rescue efforts. The full text of these press releases is furnished as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Form 8-K.

In addition, on April 8, 2010 we posted a statement to our stockholders regarding the explosion on our web site (go to www.masseyenergyco.com, then click on “Investors”), the full text of which is furnished as Exhibit 99.5 to this Form 8-K.

The information in this Item 7.01 and Item 9.01(d) is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated April 5, 2010

99.2	Press release dated April 6, 2010

99.3	Press release dated April 7, 2010

99.4	Press release dated April 7, 2010

99.5	Massey Statement to Shareholders Regarding Upper Big Branch Explosion dated April 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: April 8, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 5, 2010

99.2	Press release dated April 6, 2010

99.3	Press release dated April 7, 2010

99.4	Press release dated April 7, 2010

99.5	Massey Statement to Shareholders Regarding Upper Big Branch Explosion dated April 8, 2010